EXHIBIT 10.6

TERMINATION AGREEMENT dated as of May [___], 2019
Between PROS Holdings, Inc. and [_______]

THIS TERMINATION AGREEMENT (this “Agreement”) with respect to the Issuer Warrant Confirmations (as defined below) is made as of May [___], 2019, between PROS Holdings, Inc. (“Company”) and [_______] (“Dealer”).
WHEREAS, Company issued $[____] aggregate principal amount of [___]% Convertible Senior Notes due [____](the “Convertible Notes”) pursuant to an Indenture dated as of [________] between Company and [_________], as trustee;
WHEREAS, in connection with the pricing of the Convertible Notes, Company and Dealer entered into a Base Issuer Warrant Transaction (the “Base Issuer Warrant Transaction”) pursuant to an ISDA confirmation dated as of [_______], which supplements, forms a part of, and is subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border), pursuant to which Dealer purchased from Company [_______] warrants (as amended, modified, terminated or unwound from time to time, the “Base Issuer Warrant Confirmation”);
WHEREAS, in connection with the exercise of the over-allotment option by the initial purchasers of the Convertible Notes, Company and Dealer entered into an Additional Issuer Warrant Transaction (the “Additional Issuer Warrant Transaction” and, together with the Base Issuer Warrant Transaction, the “Issuer Warrant Transactions”) pursuant to an ISDA confirmation dated as of [_______], which supplements, forms a part of, and is subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border), pursuant to which Dealer purchased from Company [______] warrants (as amended, modified, terminated or unwound from time to time, the “Additional Issuer Warrant Confirmation” and, together with the Base Issuer Warrant Confirmation, the “Issuer Warrant Confirmations”);
WHEREAS, Company intends to enter into an Indenture to be dated as of May [__], 2019 with [_______], as trustee (the “Indenture”), relating to the USD [______] principal amount of [____]% Convertible Senior Notes due [___] and the additional USD [_____] principal amount of [____]% Convertible Senior Notes due [____] that may be issued pursuant to an option to purchase additional convertible securities (the “New Convertible Securities”); and
WHEREAS, in connection with the entry by Company into certain exchange agreements or confirmations with certain holders of the Convertible Notes, Company has requested a full termination of the Additional Issuer Warrant Confirmation and a partial termination of the Base Issuer Warrant Transaction;
NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
1.    Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in or pursuant to the Issuer Warrant Confirmations.
2.    Termination; Settlement.

(a)	Subject to clause ý(c) below, as of the Notes Settlement Date (as defined below):

(i)
The Additional Issuer Warrant Transaction shall be terminated in full, and all of the respective rights and obligations of the parties under the Additional Issuer Warrant Confirmation shall be cancelled and terminated, and each party shall be released and discharged by the other party, and agrees not to make any claim with respect to any obligations of the other party, in connection with such transactions; provided that the representations and warranties contained or incorporated by reference in the Additional Issuer Warrant Confirmation, and any indemnification or contribution obligations contained therein arising as a result of events occurring on or prior to the Notes Settlement Date, shall survive such termination.

(ii)
The Number of Warrants per Component under the Base Issuer Warrant Transaction shall be reduced by (i) [_____] for each of Component Numbers [__] through [___] and immediately following such reduction the Number of Warrants for each such Component shall be [___], (ii) [___] for Component Number [___] and immediately following such reduction the Number of Warrants for such Component shall be [____] and (iii) [_____] for each of Component Numbers [___] through [___] and immediately following such reduction the Number of Warrants for each such Component shall be [___].

(b)	Subject to clause ý(c) below, on the Notes Settlement Date, Company shall pay to Dealer an amount in USD equal to the Cash Settlement Amount.
“Cash Settlement Amount” means USD $[______].

(c)
The terminations and amendments set forth in clause ý(a) above, and the payment obligation set forth in clause ý(b) above, shall be effective only upon the occurrence of the Notes Settlement Date. If the initial issuance of the New Convertible Securities occurs on or prior to May [__], 2019, then the “Notes Settlement Date” hereunder shall be such closing date. If such issuance does not occur on or prior to May [__], 2019, then, unless otherwise agreed by the Dealer in writing, no Notes Settlement Date shall occur hereunder, in which case (i) no Cash Settlement Amount will be owed hereunder, (ii) this Agreement shall have no further force or effect, and (iii) the Issuer Warrant Transactions under the Issuer Warrant Confirmations shall remain in full force and effect.

3.    Representations and Warranties of Company. Company represents and warrants to Dealer on the date hereof that:

(a)
Company is not, and after consummation of the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(b)
Company is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended, other than a person that is an eligible contract participant under Section 1a(18)(C) of the Commodity Exchange Act);

(c)	None of Company and its officers and directors is, on the date hereof, aware of any material non-public information with respect to Issuer or the Shares;

(d)
to Company’s knowledge, no U.S. state or local law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares; provided that no such representation shall be made by Company with respect to any rules and regulations applicable to Dealer (including Financial Industry Regulatory Authority rules) arising from Dealer’s status as a regulated entity under applicable law;

(e)
Company (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million; and

(f)
Company is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act.

(g)
On the date hereof and the Notes Settlement Date, Company is not and will not be “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code).

4.    Mutual Representations and Warranties. Each of Dealer and Company represents and warrants to the other on the date hereof that:

(a)	it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)
it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(c)
such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)
all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(e)
its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

5.    Account for Payment to Dealer: To be advised.
6.     GOVERNING LAW. THIS AGREEMENT AND ALL MATTERS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE).
7.     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.
8.    No Reliance, etc. Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.
9.    Additional Acknowledgements and Agreements. Company acknowledges and agrees that (A) Company does not have, and shall not attempt to exercise, any influence over how, when or whether Dealer effects any hedge unwind activity in connection with this Agreement, (B) prior to the Notes Settlement Date, neither Company nor its officers or employees shall, directly or indirectly, communicate any information regarding Company or the Shares to any employee of Dealer or its affiliates responsible for trading the Shares in connection with the transactions contemplated hereby and identified to Company and (C) Company is entering into this Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.
10.    Agreements and Acknowledgements Regarding Hedging. Company understands, acknowledges and agrees that: (A) Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into or unwind swaps or other derivative securities for its own account in connection with the termination or amendment of the Issuer Warrant Transactions; (B) Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the termination or amendment of the Issuer Warrant Transactions; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Company shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the payment required under this Agreement; (D) any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, each in a manner that may be adverse to Company and (E) Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, any price paid by or to Company in connection with the termination or amendment of the Issuer Warrant Transactions.
11.    Amendments. This Agreement may not be modified, amended or supplemented, except in a written instrument signed by Company and Dealer.
12.    Submission to Jurisdiction. Each party hereby irrevocably and unconditionally submits for itself and its property in any suit, legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, (each, “Proceedings”) to the exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction if (A) the courts of the State of New York or the United States of America for the Southern District of New York lack jurisdiction over the parties or the subject matter of the Proceedings or decline to accept the Proceedings on the grounds of lacking such jurisdiction; (B) the Proceedings are commenced by a party for the purpose of enforcing against the other party’s property, assets or estate any decision or judgment rendered by any court in which Proceedings may be brought as provided hereunder; (C) the Proceedings are commenced to appeal any such court’s decision or judgment to any higher court with competent appellate jurisdiction over that court’s decisions or judgments if that higher court is located outside the State of New York or Borough of Manhattan, such as a federal court of appeals or the U.S. Supreme Court; or (D) any suit, action or proceeding has been commenced in another jurisdiction by or against the other party or against its property, assets or estate and, in order to exercise or protect its rights, interests or remedies under this Agreement, the party (1) joins, files a claim, or takes any other action, in any such suit, action or proceeding, or (2) otherwise commences any Proceeding in that other jurisdiction as the result of that other suit, action or proceeding having commenced in that other jurisdiction.
13.     Waiver of Trial by Jury. EACH OF COMPANY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.
14.     U.S. QFC Resolution Stay Protocol. Each party hereby agrees that the terms of the ISDA 2018 U.S. Resolution Stay Protocol (the “ISDA U.S. Stay Protocol”) are incorporated into and form a part of this Agreement, and this Agreement shall be deemed a Protocol Covered Agreement for purposes thereof.  For purposes of incorporating the ISDA U.S. Stay Protocol, Dealer shall be deemed to be a Regulated Entity and Company shall be deemed to be an Adhering Party.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

[__________________]
By:
Name: Title:
PROS Holdings, Inc.
By:
Name: Title: